UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2015, Mr. Robert Gillespie informed Citizens Financial Group, Inc. (the “Company”) that he intends to resign from the Company’s Board of Directors, subject to and effective upon the completion of the sale by a subsidiary (the “Selling Stockholder”) of The Royal Bank of Scotland Group plc (“RBS”) of 110,461,782 shares of common stock of the Company to Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters (the “Underwriters”), in a registered public offering (the “Offering”). Mr. Gillespie is a member of the Company’s Board of Directors and was designated by RBS pursuant to the Separation and Shareholder Agreement between the Company and RBS, dated September 26, 2014 (the “Separation Agreement”), which terminates pursuant to its terms (other than certain limited provisions which survive indefinitely) upon completion of the Offering. Mr. Gillespie’s resignation is not the result of any disagreement with the Company. A copy of Mr. Gillespie’s letter of resignation, dated November 3, 2015, is contained in Exhibit 17.1 hereto, which exhibit is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated October 29, 2015 (the “Underwriting Agreement”), among the Company, the Selling Stockholder and the Underwriters. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The exhibits contained in Item 9.01 hereof (other than Exhibit 17.1) are hereby incorporated by reference into the Company’s Registration Statement (No. 333-207668) pursuant to which the Offering has been registered with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated October 29, 2015

5.1	Opinion of Davis Polk & Wardwell LLP

17.1	Letter of resignation of Robert Gillespie

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Stephen T. Gannon
Stephen T. Gannon
Executive Vice President and General Counsel

Date: November 3, 2015